Exhibit (h)(vii)

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

Revised as of January 28, 2023

MAXIMUM OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM Credit Income Fund	Institutional Shares	58 basis points (bps)	January 28, 2024
	Advisor Shares	68bps	January 28, 2024
	Investor Shares	83bps	January 28, 2024
	Class Z Shares	58bps	January 28, 2024

JOHCM Emerging Markets Opportunities Fund	Institutional Shares	104bps	January 28, 2024
	Advisor Shares	112bps	January 28, 2024
	Investor Shares	127bps	January 28, 2024
	Class Z Shares	102bps	January 28, 2024

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)	Institutional Shares	149bps	January 28, 2024
	Advisor Shares	159bps	January 28, 2024
	Investor Shares	174bps	January 28, 2024
	Class Z Shares	149bps	January 28, 2024

JOHCM Global Income Builder Fund	Institutional Shares	72bps	January 28, 2024
	Advisor Shares	82bps	January 28, 2024
	Investor Shares	97bps	January 28, 2024
	Class Z Shares	72bps	January 28, 2024

[1]	Expressed as a percentage of a Fund’s average daily net assets.
[2]

The expense cap shall continue in effect thereafter for additional one year periods so long as such continuation is approved at least annually by JOHCM (USA) Inc and the Board of Trustees of the Trust.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM Global Select Fund	Institutional Shares	98bps	January 28, 2024
	Advisor Shares	108bps	January 28, 2024
	Investor Shares	123bps	January 28, 2024
	Class Z Shares	98bps	January 28, 2024

JOHCM International Opportunities Fund	Institutional Shares	88bps	January 28, 2024
	Advisor Shares	98bps	January 28, 2024
	Investor Shares	113bps	January 28, 2024
	Class Z Shares	88bps	January 28, 2024

JOHCM International Select Fund	Institutional Shares	98bps	January 28, 2024
	Investor Shares	121bps	January 28, 2024
	Class Z Shares	96bps	January 28, 2024

Regnan Global Equity Impact Solutions	Institutional Shares	89bps	January 28, 2024
	Advisor Shares	99bps	January 28, 2024
	Investor Shares	114bps	January 28, 2024
	Class Z Shares	89bps	January 28, 2024

Regnan Sustainable Water and Waste Fund	Institutional Shares	89bps	February 28, 2024[3]
	Advisor Shares	99bps	February 28, 2024[3]
	Investor Shares	114bps	February 28, 2024[3]
	Class Z Shares	89bps	February 28, 2024[3]

TSW Emerging Markets Fund	Institutional Shares	99bps	January 28, 2024
	Advisor Shares	109bps	January 28, 2024
	Investor Shares	124bps	January 28, 2024
	Class Z Shares	99bps	January 28, 2024

[3]

Any right of the Adviser to recoupment of fees and expenses with respect to any fee waiver or expense reimbursement amount from January 28, 2024 to February 28, 2024 is subject to ratification by the Fund’s Board of Trustees prior to December 31, 2023.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
TSW High Yield Bond Fund	Institutional Shares	65bps	January 28, 2024
	Advisor Shares	75bps	January 28, 2024
	Investor Shares	90bps	January 28, 2024
	Class Z Shares	65bps	January 28, 2024

TSW Large Cap Value Fund	Institutional Shares	73bps	January 28, 2024
	Advisor Shares	83bps	January 28, 2024
	Investor Shares	98bps	January 28, 2024
	Class Z Shares	73bps	January 28, 2024

Schedule A to the Expense Limitation Agreement is hereby Agreed and Acknowledged as of the date first above written:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name: David Lebisky
Title: Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name: Jonathan Weitz
Title: Chief Operating Officer

[Signature Page to Schedule A of the Expense Limitation Agreement]